[On Arthur Andersen letterhead]







CONSENT  OF  INDEPENDENT  PUBLIC  ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated May 19, 2000, included in this Current Report on Form 8-K and to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-20879 and No. 333-20881) of Ralcorp Holdings, Inc.



/s/  Arthur  Andersen  LLP
--------------------------

Arthur  Andersen  LLP
Cleveland,  OH
September  15,  2000